As filed with the Securities and Exchange Commission on February 20, 2026

Registration No. 333-158621

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333- 158621

UNDER

THE SECURITIES ACT OF 1933

WILSON BANK HOLDING COMPANY

(Exact name of Registrant as specified in its charter)

Tennessee	62-1497076
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

623 West Main Street

Lebanon, Tennessee 37087
(Address of principal executive offices, including zip code)

(615) 444-2265

(Registrant’s telephone number, including area code)

Wilson Bank Holding Company 2009 Stock Option Plan

(Full title of Plan)

John C. McDearman, III

Wilson Bank Holding Company
623 West Main Street
Lebanon, Tennessee 37087

(Name, Address, and Telephone Number of Registrant’s agent for service)

Copy to:

D. Scott Holley, Esq.

Bass, Berry & Sims PLC

21 Platform Way South

Suite 3500

Nashville, Tennessee 37203

(615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 File No. No. 333-158621 (the “Registration Statement”) is being filed by Wilson Bank Holding Company, a Tennessee corporation (the “Company”) to terminate all offerings under the Registration Statement and to deregister any and all shares of the Company’s common stock, par value $2.00 per share, together with any and all plan interests and other securities registered but unsold as of the date hereof thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on the 20th day of February, 2026.

WILSON BANK HOLDING COMPANY

By:/s/ John C. McDearman, III__________________

John C. McDearman, III

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature

Title

Date
/s/ John C. McDearman, III John C. McDearman, III	President, Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2026
/s/ Kayla Hawkins Kayla Hawkins	Chief Financial Officer (Principal Financial and Accounting Officer)	February 20, 2026
/s/ Jack W. Bell Jack W. Bell	Director	February 20, 2026
/s/ James F. Comer James F. Comer	Director	February 20, 2026
/s/ William P. Jordan William P. Jordan	Director	February 20, 2026
/s/ James Anthony Patton James Anthony Patton	Director	February 20, 2026
/s/ J. Randall Clemons J. Randall Clemons	Director	February 20, 2026
/s/ Michael G. Maynard Michael G. Maynard	Director	February 20, 2026
/s/ Clinton M. Swain Clinton M. Swain	Director	February 20, 2026
/s/ H. Elmer Richerson H. Elmer Richerson	Director	February 20, 2026
/s/ Lisa Pominski Lisa Pominski	Director	February 20, 2026